     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2006
                                                   REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                    --------

                             WNS (HOLDINGS) LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

    JERSEY, CHANNEL ISLANDS                                7389                                   33-0996780
(State or Other Jurisdiction of                 (Primary Standard Industrial                    (IRS Employer
Incorporation or Organization)                   Codification Code Number)                    Identification No.)

                         GATE 4, GODREJ & BOYCE COMPLEX
                           PIROJSHANAGAR, VIKHROLI (W)
                              MUMBAI 400 079, INDIA
                    (Address of Principal Executive Offices)
                                    --------

                WNS (HOLDINGS) LIMITED 2006 INCENTIVE AWARD PLAN

            WNS (HOLDINGS) LIMITED, JERSEY 2002 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                                    --------

                             WNS NORTH AMERICA INC.
                              420 LEXINGTON AVENUE
                              SUITE 2515, NEW YORK
                                  NY 10170, USA
                     (Name and Address of Agent For Service)

                                   Copies to:
                            MICHAEL W. STURROCK, ESQ.
                              LATHAM & WATKINS LLP
                                80 RAFFLES PLACE
                               #14-20 UOB PLAZA 2
                                SINGAPORE 048624

                                    --------

                         CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED
                                                       PROPOSED               MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE         MAXIMUM OFFERING      AGGREGATE OFFERING          AMOUNT OF
       REGISTERED             REGISTERED(2)       PRICE PER SHARE(3)          PRICE(3)           REGISTRATION FEE
-------------------------     -------------       ------------------     ------------------      ----------------
Ordinary Shares, par            6,965,776               $22.90              $159,516,270              $17,068
 value 10 pence per share(1)

(1) Includes 3,000,000 ordinary shares available for issuance under the WNS (Holdings) Limited 2006 Incentive Award Plan (the "2006 Plan"), plus 3,965,776 ordinary shares subject to outstanding options or reserved for future issuance under the WNS (Holdings) Limited, Jersey 2002 Stock Incentive Plan (the "2002 Plan"). To the extent any of the outstanding options under the 2002 Plan terminate, expire, lapse for any reason or are settled in cash such shares shall be issuable under the 2006 Plan. The ordinary shares, 10 pence par value per share, of the Registrant (the "Ordinary Shares") are traded in the United States in the form of American Depositary Shares ("ADSs"). Each ADS represents one Ordinary Share and is evidenced by American Depositary Receipts, issuable upon deposit of the Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-135859) has been filed for the registration of the ADSs evidenced by American Depositary Receipts, issuable upon deposit of the Ordinary Shares.

(2) The amount being registered shall also include any additional Ordinary Shares which may be offered as a result of stock splits, stock dividends, recapitalization or similar transaction in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(3) The Proposed Maximum Offering Per Share and the Proposed Maximum Aggregate Offering Price for the Ordinary Shares have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices on the New York Stock Exchange on July 26, 2006.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference and made a part hereof:

        (a) Registrant's Registration Statement on Form F-1, as amended, which includes audited financial statements for the fiscal year ended March 31, 2006 (File No. 333-135590); and

        (b)  Description of the Ordinary Shares (and American Depositary
             Shares) contained in the Registrant's Registration Statement on Form 8-A (File No. 001-32945), filed on July 14, 2006, which incorporates by reference the information set forth under the headings "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the Registrant's Registration Statement on Form F-1, as amended (File No. 333-135590), as amended by any subsequent amendment or report filed for the purpose of amending the descriptions of the Ordinary Shares and American Depositary Shares.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Reports on Form 6-K that we furnish to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein. Reports on Form 6-K that we furnish to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K states that it is incorporated by reference therein.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

        Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Association provide that, insofar as the Companies (Jersey) Law, 1991 (the "1991 Law") allows, all of the Registrant's present or former officers shall be indemnified out of the Registrant's assets in respect of, among others, any expenses incurred by them, judgments made against them or fines imposed on them in respect of any claims, actions or proceedings commenced against them. Officers, for these purposes, are directors and liquidators.

        Article 77 of the 1991 Law provides that a company or any of its subsidiaries or any other person may not indemnify any person from, or against, any liability incurred by him as a result of being an officer of the company except where the company is indemnifying him against:

        (a) any liabilities incurred in defending any proceedings (whether civil or criminal):

             (i) in which judgment is given in his favor or he is acquitted, or

             (ii) which are discontinued otherwise than for some benefit conferred by him or on his behalf or some detriment suffered by him, or

             (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company, he was substantially successful on the merits in his resistance to the proceedings; or

        (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company; or

        (c)  any liability incurred in connection with an application made under
             Article 212 of the 1991 Law in which relief is granted to him by the court; or

        (d) any liability against which the company normally maintains insurance for persons other than directors.

        The 1991 Law permits a company to purchase and maintain insurance regarding the indemnification of its officers.

        The Registrant maintains directors and officers insurance to protect the Registrant's officers and directors from specified liabilities that may arise in the course of their service to the Registrant in those capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See attached Exhibit list.

ITEM 9. UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report filed pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

             Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, India on July 27, 2006.


                                             WNS (HOLDINGS) LIMITED


                                             By: /s/ Ramesh N. Shah
                                             -----------------------------------
                                             Name:  Ramesh N. Shah
                                             Title: Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities indicated on July 27, 2006.

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ramesh Shah, Neeraj Bhargava and Zubin Dubash, severally, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done provided two of the above-listed attorneys-in-fact act together on behalf of such person, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtues hereof.


         SIGNATURE                                 TITLE
         ---------                                 -----

 /s/ Ramesh N. Shah                   Chairman of Board
--------------------------------
 Ramesh N. Shah


 /s/ Neeraj Bhargava                  Director and Group Chief Executive Officer
--------------------------------      (principal executive officer)
 Neeraj Bhargava



 /s/ Zubin Dubash                     Director and Group Chief Financial Officer
--------------------------------      (principal financial officer and
 Zubin Dubash                         principal accounting officer)


         SIGNATURE                                 TITLE
         ---------                                 -----


 /s/ Pulak Prasad                     Director
-------------------------------
 Pulak Prasad


 /s/ Nitin Sibal                      Director
-------------------------------
 Nitin Sibal


 /s/ Miriam Strouse                   Director
-------------------------------
 Miriam Strouse


 /s/ Jeremy Young                     Director
-------------------------------
 Jeremy Young


 /s/ Guy Sochovsky                    Director
-------------------------------
 Guy Sochovsky


 /s/ Timothy Hammond                  Director
-------------------------------
 Timothy Hammond



 By: /s/ Ramesh Shah                  Authorized Representative in the US
-------------------------------
    Ramesh Shah

                                  EXHIBIT INDEX

Exhibit No.
-----------
     4.1     Form of Deposit Agreement among WNS (Holdings) Limited, Deutsche
             Bank Trust Company Americas, as Depositary, and the holders and beneficial owners of American Depositary Shares evidenced by
             American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.1 in the Registration Statement on Form F-1,
             as amended (File No. 333-135590) of WNS (Holdings) Limited, as filed with the Commission on July 3, 2006).

     5.1* Opinion of Mourant du Feu & Jeune, counsel to the Registrant, regarding the legality of the Ordinary Shares.

     23.1*   Consent of Mourant du Feu & Jeune (see Exhibit 5.1).

     23.2* Consent of Ernst & Young, registered public accounting firm, with respect to WNS (Holdings) Limited.

     23.3* Consent of Ernst & Young, independent auditors, with respect to Trinity Partners Inc.

     24.1    Powers of Attorney (included on signature page).

     99.1    WNS (Holdings) Limited, Jersey 2002 Stock Incentive Plan
             (incorporated by reference to Exhibit 10.10 in the Registration
             Statement on Form F-1, as amended (File No. 333-135590) of WNS
             (Holdings) Limited, as filed with the Commission on July 3, 2006).

     99.2    Form of WNS (Holdings) Limited. 2006 Incentive Award Plan
             (incorporated by reference to Exhibit 10.11 in the Registration
             Statement on Form F-1, as amended (File No. 333-135590) of WNS
             (Holdings) Limited, as filed with the Commission on July 3, 2006).

----------

* Filed herewith.